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                                                                      EXHIBIT 12

                     THE HERTZ CORPORATION AND SUBSIDIARIES
         CONSOLIDATED COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)
                                    UNAUDITED

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
                                                                  Six Months Ended
                                                                      June 30,
                                                     ---------------------------------------
                                                        2002                          2001
                                                     ---------                     ---------

Income before income taxes                           $  24,794                     $  80,001

Interest expense                                       178,118                       209,799

Portion of rent estimated to represent the
       interest factor                                  57,261                        54,452
                                                     ---------                     ---------

Earnings before income taxes and fixed charges       $ 260,173                     $ 344,252
                                                     =========                     =========

Interest expense (including capitalized interest)    $ 178,822                     $ 210,519

Portion of rent estimated to represent the
       interest factor                                  57,261                        54,452
                                                     ---------                     ---------

Fixed charges                                        $ 236,083                     $ 264,971
                                                     =========                     =========

Ratio of earnings to fixed charges                         1.1                           1.3
                                                     =========                     =========
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